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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6/Amendment No. 303 to Registration Statement Nos. 333-176692/811-08306 on Form N-4 of our report on the consolidated financial statements and financial statement schedules of MetLife, Inc. and subsidiaries ("MetLife") for the year ended December 31, 2011, dated February 28, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph regarding changes in MetLife's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, and dated May 22, 2012 as it relates to the effects of the retrospective application of accounting guidance adopted on January 1, 2012 relating to the presentation of comprehensive income and the accounting for costs associated with acquiring or renewing insurance contracts discussed in Note 1 to the consolidated financial statements, and November 16, 2012 as it relates to the effects of the reorganization of the Company's segments discussed in Notes 1 and 22, the removal of "Unaudited" from the title of the statutory equity and income tables in Note 18, and the subsequent events discussed in Note 24 to the consolidated financial statements), included in MetLife's Current Report on Form 8-K, which is incorporated by reference into this registration statement, and our report, on the effectiveness of MetLife's internal control over financial reporting as of December 31, 2011, dated February 28, 2012, included in MetLife's Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into the Statement of Additional Information dated April 30, 2012, which is being modified by this Registration Statement, and to the reference to us as Experts under the heading "Independent Registered Public Accounting Firm" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 19, 2012